UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 18, 2022

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

   Item 5.02       Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain  Officers

(e) On January 13, 2022, Delta Apparel, Inc. (the "Company") and Robert W. Humphreys, the Company's Chairman and Chief Executive Officer, entered into a Sixth Amendment (the "Sixth Amendment") to the employment and non-solicitation agreement dated June 10, 2009, between the Company and Mr. Humphreys. The employment and non-solicitation agreement, which was filed with the Securities and Exchange Commission (the "SEC") on August 28, 2009, as Exhibit 10.11 to the Company's Form 10-K for its fiscal year ended June 27, 2009, was subsequently amended on August 17, 2011, June 6, 2012, December 5, 2014, April 27, 2017, and May 11, 2020 and such amendments were filed with the SEC on August 19, 2011, June 8, 2012, December 8, 2014, April 28, 2017, and May 12, 2020 respectively (as amended, the "Agreement").

The Sixth Amendment extends the term of the Agreement by an additional two years. Unless earlier terminated in accordance with its terms, the Agreement will now continue until the date the Company files with the SEC its Annual Report on Form 10-K for its 2024 fiscal year.

The Sixth Amendment provides that Mr. Humphreys’ base salary will be $850,000 per year subject to upward adjustment, and that Mr. Humphreys will continue to participate in the Company's Short-Term Incentive Compensation Plan (the "Plan"). Mr. Humphreys' base incentive compensation opportunity under the Plan for fiscal years 2023 and 2024 will be increased to $750,000, with a maximum payout of $1,500,000 for any single fiscal year.

The Sixth Amendment also provides that Mr. Humphreys will  participate in the Company's 2020 Stock Plan (the "Stock Plan") and, pursuant to the terms of the Stock Plan and a separate award agreement between the Company and Mr. Humphreys, Mr. Humphreys will receive a grant of 84,000 restricted stock units, with 42,000 of such restricted stock units eligible to vest upon the filing of the Company's Annual Reports on Form 10-K with the SEC for its 2023 and 2024 fiscal years based solely on Mr. Humphrey’s service through the end of each applicable fiscal year. With respect to any restricted stock units that vest upon the filing of the Company's Annual Reports on Form 10-K with the SEC for fiscal years 2023 and 2024, Mr. Humphreys will receive shares of Company stock equal to one-half of the aggregate number of such vested restricted stock units and a cash payment equal to one-half of the value of the aggregate number of such vested restricted stock units.

The Sixth Amendment further states that if Mr. Humphreys is terminated by the Company without Cause (as defined in the Agreement), or if Mr. Humphreys terminates his employment following a material breach by the Company, Mr. Humphreys is entitled to receive, among other requirements that are not being amended by the Sixth Amendment, 100% of the Plan award earned by Mr. Humphreys for the most recent full fiscal year prior to termination. In addition, within one year of a Change of Control (as defined in the Agreement) if Mr. Humphreys terminates his employment for Good Reason (as defined in the Agreement) or the Company terminates his employment for any reason other than Cause, death, or disability within one year of a Change in Control, then Mr. Humphreys is entitled to receive, among other requirements that are not being amended by the Sixth Amendment, 100% of the Plan award earned by Mr. Humphreys for the most recent full fiscal year prior to termination.

The foregoing description of the Sixth Amendment is not complete and is qualified in its entirety by the actual provisions of the Sixth Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The terms and conditions of the Agreement remain unchanged other than as explicitly amended by the Sixth Amendment.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Sixth Amendment to Employment and Non-Solicitation Agreement dated January 13, 2022, between the Company and Robert W. Humphreys

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	January 18, 2022	/s/ S. Lauren Satterfield
S. Lauren Satterfield
Deputy General Counsel